EXHIBIT 99.2

454 LIFE SCIENCES CORPORATION

2007 SENIOR INCENTIVE PLAN

1.	Purpose; Effective Date; Expiration Date

(a) Purpose. The 2007 Senior Incentive Plan (the “Plan”) of 454 Life Sciences Corporation, a Delaware corporation (the “Company”), is designed to provide incentives for selected key officers and senior employees of the Company to assist in the continued growth and financial success of the Company based on their success in creating value for the Company’s stockholders.

(b) Effective Date. The effective date of the Plan is March 28, 2007. The Company’s Board of Directors adopted the Plan on March 28, 2007. The Plan shall expire on December 31, 2007 (the “Expiration Date”).

2.	Eligibility

All of the Company’s employees and officers are eligible to be granted awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.	Administration of the Plan

The Plan shall be administered by a special committee of and appointed by the Company’s Board of Directors (the “Committee”). The Committee shall initially consist of Frank M. Armstrong, Christopher K. McLeod and Timothy Kish. The Committee shall have the authority, in its absolute discretion, to determine which officers and employees shall receive awards, the time when awards shall be made, the terms and provisions of the Awards (which may differ from one another), the date on which a Sale Event occurs and the amount of the Sale Consideration. In making Award determinations, the Committee shall consider, among other factors, each individual’s achievement, performance and contribution to the success of the Company. The Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith. Such Committee shall continue to administer the Plan following the consummation of the Sale Event regardless of whether the member(s) of such Committee continue to serve on the Board of Directors of the Company.

4.	Certain Definitions

For purposes of the Plan:

(a) “Cause” means a vote of the Board of Directors resolving that the Participant should be dismissed as a result of: (i) the commission of any act by the Participant constituting financial dishonesty against the Company (which act would be chargeable as a crime under applicable law); (ii) the Participant’s engagement in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, is reasonably likely to: (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, employees, lenders and/or other third parties with whom it does or might do business, or (B) negligently expose the Company to a risk of civil or criminal legal damages, liabilities or penalties; or (iii) the repeated failure by the Participant to follow the directives of the Board. Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (iii) unless the conduct described in such clause has not been cured within thirty (30) days following the Participant’s receipt of written notice from the Board specifying the particulars of the conduct constituting Cause.

(b) “Sale Event” means the occurrence of one of the following events: (i) any consolidation or merger of the Company with or into any other company or other entity or person or any corporate reorganization or share exchange transaction in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or share exchange transaction own, directly or indirectly, less than 50% of the Company’s voting power immediately after such consolidation, merger, reorganization or share exchange transaction, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, excluding any consolidation, merger or reorganization effected exclusively to change the domicile of the Company; or (ii) a liquidation following a sale or other disposition of all or substantially all of the Company’s assets. For purposes of this Plan, the acquisition of the Company pursuant to the proposed Agreement and Plan of Merger to be entered into by and among the Company, Roche Holdings, Inc. (“Roche”) and an indirect subsidiary of Roche (the “Roche Merger”) constitutes a Sale Event.

(c) “Sale Consideration” means the total value of the consideration paid for all of the equity or attributable to all of the assets or equity of the Company in connection with a Sale Event (without reduction for any transaction expenses relating to such Sale Event), and including any amounts held in escrow or subject to satisfaction of earnout or other similar conditions, but excluding the aggregate consideration received by the Company upon exercise or conversion of all then outstanding in-the-money options, warrants or other convertible securities that are not exchanged for options, warrants or other convertible securities for capital stock of the acquiror or other successor entity in a Sale Event. In no event shall assumption by an acquiror or other successor entity in a Sale Event of debt owing by the Company or any subsidiary of the Company to a bank, thrift, equipment leasing company or any other entity primarily engaged in the business of extending credit be included as Sale Consideration. If the Sale Consideration includes anything other than cash, the value of such consideration shall be determined by the Committee. Notwithstanding anything to the contrary contained herein, “Sale Consideration” means $160,000,000 in connection with the Roche Merger.

5.	Awards

(a) Awards. The Committee may grant Awards to officers and employees pursuant to the Plan subject to such terms and conditions as determined by the Committee, provided that the aggregate amount of all payments under all Awards granted under the Plan shall not exceed one percent (1%) of the Sale Consideration. Fifty percent (50%) of the Award granted to a

Participant shall be paid to the Participant within two business days of the date the closing of the Sale Event occurs and the balance of the Award shall be paid on the date that is three months thereafter (each, a “Payment Date”). The Company shall maintain a record indicating the name of each Participant, the date of each Award grant and the terms of each Award for each Participant, and shall update such record as appropriate from time to time.

(b) Certain Conditions Applicable to Awards. The payment of amounts to a Participant pursuant to an Award under the Plan shall be made in connection with and conditioned upon (i) the closing of a Sale Event and (ii) the applicable Payment Date not having been preceded by the termination of such Participant’s employment by the Company due to death, disability, resignation or termination for Cause. If a Sale Event has not occurred prior to the Expiration Date, no Awards shall be made and the Company will have no further obligation with respect to the Plan.

(c) Payment of Awards. Payment of Awards will be made in the same form as the Sale Consideration is distributed to the Company’s stockholders. If, however, the Sale Consideration includes anything other than cash or liquid securities that may be resold without restriction imposed by agreement or state or federal securities laws (collectively “cash equivalents”), then, at the sole discretion of the Committee, the payment of Awards may include cash in an amount sufficient to provide the Participant with cash equivalents having a value of at least the product of the total consideration payable pursuant to an Award times the sum of the highest marginal tax rates for ordinary taxable income under Connecticut or other applicable state and federal tax laws.

(d) Release. Notwithstanding the foregoing, the payment of each installment of a Participant’s Award shall be conditioned upon such Participant executing a valid release, to be prepared by the Company, in which the Participant shall release the Company and its respective officers, directors, agents, employees, stockholders, owners, subsidiaries, affiliates, successors and assigns (the “Company Released Parties”) from any claims that such Participant may have against the Company Released Parties to the maximum extent permitted by law.

6.	Parachute Payments

(a) Limitation on Parachute Payments. In the event that any payment or benefit received or to be received by the Participant in connection with a Sale Event (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a Sale Event or any person affiliated with the Company or such person) (collectively “Parachute Payments”) would not be deductible (in whole or part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) by the Company, an affiliate or other person making such payment or providing such benefit, then the Company shall reduce the amount of any Award granted to such Participant under the Plan (or under such other plan, arrangement or agreement) so that the deduction for the aggregate amount of such Parachute Payments received or payable to the Participant is not limited by Section 280G of the Code. Except to the extent prohibited by applicable law, the Company shall honor the Participant’s preferences with respect to the order of any such reduction of Parachute Payments to the extent that the Company receives written notice of such preferences prior to the Sale Event.

(b) Calculation of Parachute Payments. For purposes of the calculation of Parachute Payments in Section 6(a): (1) no portion of the Parachute Payments the receipt or enjoyment of which the Participant shall have effectively waived in writing prior to the date of payment of the Parachute Payments shall be taken into account; (2) no portion of the Parachute Payments shall be taken into account which in the opinion of tax counsel selected by the Company or its independent auditors serving as such immediately prior to the Sale Event does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code; (3) the Parachute Payments shall be reduced only to the extent necessary so that the Parachute Payments (other than those referred to in the immediately preceding clauses (1) or (2)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in such clause (2); and (4) the value of any non-cash benefit or any deferred payment or benefit included in the Parachute Payments shall be determined by the Company’s tax counsel or independent auditors based on Sections 280G and 4999 of the Code and the regulations for applying those Code Sections, or on substantial authority within the meaning of Section 6662 of the Code.

7.	General Provisions Applicable to Awards

(a) Non-Transferability of Awards. Except as otherwise provided herein or in an individual Award, an Award shall not be sold, assigned, or transferred by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Reference to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(c) Withholding. In addition to the provisions specifically provided for in the Plan, each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(d) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

8.	Miscellaneous

(a) Documentation. To the extent the terms and conditions of the Plan differ or conflict with the terms of an Award, the terms and conditions of the Plan shall control.

(b) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award or Section 5 of the Plan.

(c) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time.

(d) No Right, Title, or Interest in Company Assets. The Company’s obligations under the Plan shall at all times be entirely unfunded, and Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Plan is intended not to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(e) Section 409A. The Plan is intended to comply with the provisions of Section 409A of the Internal Revenue Code and the guidance issued thereunder (“Section 409A”) and shall be interpreted consistently therewith. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person in the event that the payments made under the Plan are subject to the penalty provisions of Section 409A.

(f) Governing Law. The provisions of the Plan, all Awards made hereunder and all other determinations made and actions taken pursuant to the Plan, shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.